Fund Participation Agreement

This Fund Participation Agreement ("Agreement"), dated as of the 30th day of June, 1999 is made by and between Nationwide Life Insurance Company and/or Nationwide Life and Annuity Insurance Company (separately or collectively "Nationwide") on behalf of the Nationwide separate accounts identified on Exhibit A which is attached hereto, as may be amended from time to time ("Variable Accounts"), The Victory Variable Insurance Funds, an unincorporated business trust organized under the laws of the state of Delaware, on behalf of the mutual funds listed on Exhibit A (the "Funds"), Key Asset Management Inc. ("Key") and BISYS Fund Services Limited Partnership ("BISYS"), which serve respectively as adviser and distributor to the Funds.

WHEREAS, the variable life insurance policies and/or variable annuity contracts (collectively, the "Contracts") issued by Nationwide allow for the allocation of net amounts received by Nationwide to separate sub-accounts of the Variable Accounts for investment in shares of the Funds and other similar funds; and

WHEREAS,  selection of a particular  sub-account  (corresponding to a particular
Fund) is made by the contract owner; or, in the case of certain group Contracts, by participants in various types of retirement plans which have purchased such group Contracts, and such Contract owners and/or participants may reallocate their investment options among the sub-accounts of the Variable Accounts in accordance with the terms of the Variable Accounts in accordance with the terms of the Contracts; and

WHEREAS, The parties mutually desire the inclusion of the Funds as underlying investment media for the Contracts;

      NOW  THEREFORE,   the  parties,  in  consideration  of  the  promises  and
undertakings described herein, agree as follows:

1. Nationwide represents and warrants that the Variable Accounts have been established and are in good standing under Ohio Law; and the Variable Accounts have been registered as unit investment trusts under the Investment Company Act of 1940 (the "1940 Act") or are exempt from registration pursuant to section 3(c)(11) of the 1940 Act;

2. Each party recognizes that the services provided for under this Agreement are not exclusive and that the same skill will be used in performing services in similar contexts. Nationwide will use its best efforts to give equal emphasis and promotion to shares of the Funds as is given to other underlying investments of the Variable Accounts.

3. Subject to the terms and conditions of this Agreement, Nationwide shall be appointed to, and agrees, to act as a limited agent of BISYS for the sole purpose of receiving instructions for the purchase and redemption of Fund shares (from Contract owners or participants making investment allocation decisions under the Contracts) prior to the close of regular trading each Business Day. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Funds calculate their net asset value as set forth in the Funds' most recent Prospectuses and Statements of Additional Information. Except as particularly stated in this paragraph, Nationwide shall have no authority to act on behalf of BISYS or to incur any cost or liability on its behalf.

      BISYS will use its reasonable best efforts to provide closing net asset values, changes in net asset values, dividend or daily accrual rate information and capital gain information by 6:00 p.m. Eastern Time each Business Day to Nationwide. Nationwide shall use this data to


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      calculate  unit  vales.  Unit  values  shall be used to process  that same
      Business Day's Variable Account transactions. Orders for purchases or redemptions shall be placed with BISYS or its specified agent no later than 9:30 a.m. of the following Business Day. Orders for shares of Funds shall be accepted and executed at the time they are received by BISYS and at the net asset value price determined as of the close of trading on the previous Business Day. BISYS or the Transfer Agent will not accept any order made on a conditional basis or subject to any delay or contingency. Nationwide shall only place purchase orders for shares of Funds on behalf of its customers whose addresses recorded on Nationwide's books are in a state or other jurisdiction in which the Funds are registered or qualified for sale, or are exempt from registration or qualification as confirmed in writing by BISYS.

      BISYS will execute the orders at the net asset value as determined as of the close of trading on the prior Business Day. BISYS agrees to initiate wire transfers of federal funds to Nationwide with respect to the aggregate redemptions from the Funds by 2:00 p.m. Eastern Time, on the Business Day following the price date for such redemptions; provided, however, that if one or more Funds have determined to settle redemption transactions on a delayed basis (more than one business day, but in no event more than seven calendar days after the price date, unless otherwise permitted by an order of the Securiites and Exchange Commission under
      Section 22(3) of the 1940 Act), BISYS shall be permitted to delay sending redemption proceeds to Nationwide by wire transfer by the same number of days that the applicable Funds are delaying sending redemption proceeds to their shareholders.

      Nationwide shall remit the purchase price of each purchase order in accordance with written procedures as provided to Nationwide.

      Payment for net purchases shall be wired to a custodial account designated by Key and payment for net redemptions will be wired to an account designated by Nationwide. Dividends and capital gain distributions shall be reinvested in additional Fund shares at net asset value. Notwithstanding the above, BISYS shall not be held responsible for providing Nationwide with ex-date net asset values, changes in net asset values or dividend or capital gain information when the New York Stock Exchange is closed, when an emergency exists making the valuation of net asset not reasonably practicable or during any period when the Securities and Exchange Commission ("SEC") has by order permitted the suspension of pricing shares for the protection of shareholders.

      Nationwide agrees to provide Key and/or BISYS, upon request, written reports indicating the number of shareholders that hold interests in the Funds and such other information (including books and records) that Key and/or BISYS may reasonably request or as may be necessary or advisable to enable it to comply with any law, regulation or order.

4. All expenses incident to the performance under this Agreement by Key, the Funds and BISYS shall be paid by Key, the Funds or BISYS, respectively. BISYS shall promptly provide Nationwide, or cause Nationwide to be provided with, a reasonable quantity of the Funds' Prospectuses, Statements of Additional Information and any supplements.

      All expenses incident to the performance by Nationwide under this Agreement shall be paid by Nationwide.-

5.    The parties  represent  that by  December  1, 1999,  they will have tested their internal systems and determined that the systems are year 2000 compliant, in accordance with any regulatory requirements relating thereto. Each party shall notify the other upon having a



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

      reasonable  basis for  believing  that such  systems  will not comply with
      applicable   regulatory   requirements   relating  to  date-related   data
      processing in the year 2000 and beyond.

6. The Funds, Key and BISYS represent that the Funds are currently qualified as regulated investment companies under Subchapter M of the Internal Revenue Code of 1986 (the "Code"), as amended, and that the Funds shall make every effort to maintain such qualification. The Funds or BISYS shall promptly notify Nationwide upon having a reasonable basis for believing that the Funds have ceased to so qualify, or that they may not qualify as such in the future.

      Key represents that the Funds currently comply with the diversification requirements pursuant to Section 817(h) of the Code and Section 1.817-5(b) of the Federal Tax Regulations and that the Funds will make every effort to maintain the Funds' compliance with such diversification requirements, unless the Funds are otherwise exempt from section 817(h) and/or except as otherwise disclosed in each Fund's prospectus. Key will notify Nationwide promptly upon having a reasonable basis for believing that the Funds have ceased to so qualify, or that the Funds might not so qualify in the future. Unless otherwise exempt, Key shall provide to Nationwide a statement indicating compliance with Section 817(h) and a schedule of investment holdings, to be received by Nationwide no later than twenty-five (25) days following the end of each calendar quarter.

      Nationwide represents that the Contracts are currently treated as annuity contracts or life insurance policies, whichever is appropriate under applicable provisions of the Code, and that it shall make every effort to maintain such treatment. Nationwide will promptly notify the Funds, Key and BISYS upon having a reasonable basis for believing that the Contracts have ceased to be treated as annuity contracts or life insurance policies, or that the Contracts may not be so treated in the future.

      Unless a Fund is exempt from the requirements of section 817(h), Nationwide represents that each Variable Account is a "segregated asset account" and that interests in each Variable Account are offered exclusively through the purchase of a "variable contract", within the meaning of such terms pursuant to section 1.817-5(f)(2) of the Federal Tax Regulations, that it shall make every effort to continue to meet such definitional requirements, and that it shall notify the Funds, Key and BISYS immediately upon having a reasonable basis for believing that such requirements have ceased to be met or that they may not be met in the future.

7. Within eight (8) to ten (10) Business Days after the end of each calendar month, BISYS shall provide Nationwide a monthly statement of account, which shall confirm all transactions made during that particular month in the Variable Accounts.

8. Each party agrees to inform the other of the existence of, or any potential for, any material conflicts of interest between the parties and any possible implications of the same.

      It is agreed that if it is determined by a majority of the members of the Boards of Trustees of the Funds, or a majority of the Funds' disinterested trustees, that a material conflict exists caused by Nationwide, Nationwide shall, at its own expense, take whatever steps necessary to remedy or eliminate such material conflict.

      It is agreed that if it is determined by Nationwide that a material conflict exists caused by Key and/or BISYS, Key or BISYS shall, at its own expense, take whatever steps necessary to remedy or eliminate such material conflict.

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


9.    This  Agreement  shall  terminate  as to  the  sale  and  issuance  of new
      Contracts:

      (a) at the option of Nationwide or the Funds upon at least 60 days advance written notice to the other;

      (b) at any time, upon the Funds election, if the Funds determine that liquidation of the Funds is in the best interest of the Funds and their beneficial owners. Reasonable advance notice of election to liquidate shall be furnished by the Funds to permit the substitution of fund shares with the shares of another investment company pursuant to SEC regulation;

      (c) if the Contracts are not treated as annuity contracts or life insurance policies by the applicable regulators or under applicable rules or regulations;

      (d)   if the Variable Accounts are not deemed  "segregated asset accounts"
            by  the  applicable   regulators  or  under   applicable   rules  or
            regulations;

      (e) at the option of Nationwide, if Fund shares are not available for any reason to meet the requirements of Contracts as determined by Nationwide. Reasonable advance notice of election to terminate (and time to cure) shall be furnished by Nationwide;

      (f) at the option of Nationwide or the Funds, upon institution of relevant formal proceedings against the broker-dealer(s) marketing the Contracts, the Variable Accounts, Nationwide or the Funds by the NASD, the IRS, the Department of Labor, the SEC, state insurance departments or any other regulatory body;

      (g) upon a decision by Nationwide, in accordance with regulations of the SEC, to substitute such Fund shares with the shares of another investment company for Contracts for which the Fund shares have been selected to serve as the underlying investment medium. Nationwide shall give at least 60 days written notice to the Funds of any proposal to substitute Fund shares;

      (h) upon assignment of this Agreement as defined under the 1940 Act, unless such assignment is made with the written consent of each other party. A reorganization of Key shall not be considered an assignment under this Agreement so long as primary management of the Funds does not change and Key (or its successor) remains a direct or indirect subsidiary of KeyCorp; and

      (i) in the event Fund shares are not registered, issued or sold pursuant to Federal law, or such law precludes the use of Fund shares as an underlying investment medium for contracts issued or to be issued by Nationwide. Prompt written notice shall be given by either party to the other in the event the conditions of this provision occur.

11. Notwithstanding any termination of this Agreement for any reason, the terms and conditions of this Agreement shall remain in full force and effect with respect to this Agreement for so long as there are Variable Account assets invested in the Funds.

12. Each notice required by this Agreement shall be given orally and confirmed in writing to:


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

      Nationwide Life Insurance Company
      Nationwide Life and Annuity Insurance Company
      One Nationwide Plaza 1-09-V3
      Columbus, Ohio  43215
      Attention:  Senior Vice President - Life Company Operations

      Key Asset Management Inc.
      127 Public Square
      Cleveland, Ohio  44114
      Attention:  Kathleen A. Dennis

      BISYS Fund Services Limited Partnership
      3435 Steltzer Road
      Columbus, OH
      Attention:  General Counsel

      With a copy to:

      Nationwide Life Insurance Company
      Nationwide Life and Annuity Insurance Company
      One Nationwide Plaza 1-09-V3
      Columbus, Ohio  43215
      Attention:  Compliance Manager - Securities

      Any party may change its address by notifying the other parties in writing.

13. So long as, and to the extent that, the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners, Nationwide shall distribute all proxy material furnished by the Funds (provided that such material is received by Nationwide at least 10 business days prior to the date scheduled for mailing to Contract owners) and shall vote Fund shares in accordance with instructions received from the Contract owners who have such interests in such Fund shares. Nationwide shall vote the Fund shares for which no instructions have been received in the same proportion as Fund shares for which said instructions have been received from Contract owners, provided that such proportional voting is not prohibited by the Contract owner's related plan or trust document. Nationwide and its agents will in no way recommend action in connection with or oppose or interfere with the solicitation of proxies for the Fund shares held for the benefit of such Contract owners.

14. (a) Nationwide agrees to reimburse and/or indemnify and hold harmless the Funds, Key and BISYS and each of their directors, officers, employees, agents and each person, if any, who controls the Funds, Key or BISYS within the meaning of the Securities Act of 1933 (the "1933 Act") (collectively, "Affiliated Party") against any losses, claims, damages or liabilities ("Losses") to which the Funds, Key or BISYS or any such Affiliated Party may become subject, under the 1933 Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of, or are based upon, but not limited to:

            (i)   any  untrue  statement  or  alleged  untrue  statement  of any
                  material   fact   contained   in   information   furnished  by
                  Nationwide;

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

            (ii) the omission, or the alleged omission, in the Registration Statements or Prospectuses of the Variable Accounts or sales literature or any amendments thereto, of a material fact required to be stated therein or necessary to make the statements therein not misleading;

            (iii) conduct,  statements  or  presentations  of  Nationwide or its agents involved in advising Contract owners in the selection of sub-accounts, with respect to the sale and distribution of Contracts for which Fund shares are an underlying investment;

            (iv) the failure of Nationwide to provide the services and furnish the materials under the terms of this Agreement;

            (v) a material breach of this Agreement or of any of the representations contained herein; or

            (vi) any failure to register the Contracts or the Variable Accounts under federal or state securities laws, state insurance laws or to otherwise comply with such laws, rules, regulations or orders.

      Provided however, that Nationwide shall not be liable in any such case to the extent any such statement, omission or representation or such alleged statement, alleged omission or alleged representation was made in reliance upon and in conformity with written information furnished to Nationwide by or on behalf of the Funds, Key or BISYS specifically for use therein.

      Nationwide shall reimburse any legal or other expenses reasonably incurred by the Funds, Key or BISYS or any Affiliated Party in connection with investigating or defending any such Losses, provided, however, that Nationwide shall have prior approval of the use of counsel or the expenditure of fees.

      This indemnity agreement shall be in addition to any liability which Nationwide may otherwise have.

      (b) The Funds and BISYS agree to indemnify and hold harmless Nationwide and each of its directors, officers, employees, agents and each person who controls Nationwide within the meaning of the 1933 Act (collectively "Nationwide Affiliated Party") against any Losses to which Nationwide or any such Nationwide Affiliated Party may become subject under the 1933 Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon, but not limited to:

            (i) any untrue statement or alleged untrue statement of any material fact contained in any information furnished by the Funds or BISYS, including but not limited to, the Registration Statements, Prospectuses, or Statements of Additional Information or sales literature of the Funds;

            (ii) the omission, or the alleged omission, in the Registration Statements, Prospectuses or Statements of Additional Information of the Funds or sales literature or any amendments thereto, of a material fact required to be stated therein or necessary to make the statements therein not misleading;

            (iii) the failure of BISYS to provide the  services  and furnish the materials under the terms of this Agreement;

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

            (iv) a material breach of this Agreement or of any of the representations contained herein; or

            (v) any failure to register the Funds under federal or state securities laws or to otherwise comply with such laws, rules, regulations or orders.

      Provided however, that neither the Funds nor BISYS shall be liable in any such case to the extent that any such loss, claim, damage or liability arises out of, or is based upon, an act or omission of Nationwide or untrue statement or omission or alleged omission made in conformity with written information furnished to the Funds or BISYS by Nationwide specifically for use therein.

      The Funds or BISYS shall reimburse any legal or other expenses reasonably incurred by Nationwide or any Nationwide Affiliated Party in connection with investigating or defending any such Losses, provided, however, that the Funds or BISYS shall have prior approval of the use of counsel or the expenditure of fees.

      This indemnity agreement will be in addition to any liability which the Funds may otherwise have.

      (c) Key agrees to indemnify and hold harmless Nationwide and each of its directors, officers, employees, agents and each person who controls Nationwide within the meaning of the 1933 Act (collectively "Nationwide Affiliated Party") against any Losses to which Nationwide or any such Nationwide Affiliated Party may become subject under the 1933 Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon, but not limited to:

            (i) any untrue statement or alleged untrue statement of any material fact contained in any information furnished by Key, including but not limited to, information in the Registration Statements, Prospectuses, or Statements of Additional Information or sales literature of the Funds;

            (ii) the omission, or the alleged omission, in the Registration Statements, Prospectuses or Statements of Additional Information of the Funds or sales literature or any amendments thereto, of a material fact relating to Key and required to be stated therein or necessary to make the statements therein not misleading;

            (iii) Key's failure to keep the Funds fully  diversified as required by the applicable provisions of the Code and the applicable regulations promulgated thereunder;

            (iv) the failure of Key to provide the services and furnish the materials under the terms of this Agreement; or

            (v) a material breach by Key of this Agreement or of any of the representations contained herein.

            Provided, however, that Key shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of, or is based upon, an act or omission of Nationwide or untrue statement or omission or alleged omission made in conformity with written information furnished to Key, the Funds or BISYS by Nationwide specifically for use therein.

            Key shall reimburse any legal or other expenses reasonably incurred by Nationwide or any Nationwide Affiliated Party in connection with investigating or defending any such Losses, provided, however, that Key shall have prior approval of the use of counsel or the expenditure of fees.

            This indemnity agreement will be in addition to any liability which Key may otherwise have.

      (d) Each party shall promptly notify the other parties in writing of any situation which presents or appears to involve a claim which may be the subject of indemnification under this Agreement and the indemnifying party shall have the option to defend against any such claim. In the event the indemnifying party so elects, it shall notify the indemnified party and shall assume the defense of such claim, and the indemnified party shall cooperate fully with the indemnifying party, at the indemnifying party's expense, in the defense of such claim. However, the choice of counsel by one party shall be subject to the other party's approval. Notwithstanding the foregoing, the indemnified party shall be entitled to participate in the defense of such claim at its own expense through counsel of its own choosing. Neither party shall admit to wrong-doing nor make any compromise in any action or proceeding which may result in a finding of wrongdoing by the other party without the other party's prior written consent. Any notice given by the indemnifying party to an indemnified party or participation in or control of the litigation of any such claim by the indemnifying party shall in no event be deemed to be an admission by the indemnifying party of culpability, and the indemnifying party shall be free to contest liability among the parties with respect to the claim.

15. The forbearance or purposeful or gross neglect of any party to insist upon strict compliance by another party with any of the provisions of this Agreement, whether continuing or not, or to declare a forfeiture or termination against the other parties, shall not be construed as a waiver of any of the rights or privileges of any party hereunder. No waiver of any right or privilege of any party arising from any default or failure of performance by any party shall affect the rights or privileges of the other parties in the event of a further default or failure of performance.

16. (a) BISYS will provide to Nationwide at least one (1) complete copy of all SEC registration statements, Fund Prospectuses, reports, any preliminary and final proxy material, applications for exemptions, requests for no-action letters and all amendments to any of the above, that relate to the Fund or its Shares, contemporaneously with the filing of such documents with the SEC or other regulatory authorities.

            (b) BISYS will provide to Nationwide copies of all Fund Prospectuses and printed copies of all Statements of Additional Information, proxy materials, periodic reports to shareholders and other materials required by law to be sent to Contract owners who have allocated any Contract value to a Fund. The Fund will provide such copies to Nationwide in a timely manner so as to enable Nationwide to distribute such materials within the time required by law to be furnished to Participants.

            (c) BISYS will provide to Nationwide or its designated agent at least one (1) complete copy of each piece of sales literature or other promotional material in which Nationwide or any of its respective affiliates is named, or that refers to the Contracts, at least ten (10) Business Days prior to its use, or such shorter period as the parties hereto may from time to time agree upon. No such material shall be used if Nationwide or its designated agent reasonably objects to such use within ten (10) Business Days after receipt of such material, or such shorter period as the Parties hereto may from time to time agree upon.

            (d) The Funds, Key and BISYS or any of their affiliates will not give any information or make any representations or statements on behalf of or concerning Nationwide or the Contracts, except with the express written permission of Nationwide, other than the information or representations contained in: (i) the registration statement, including each Variable Account Prospectus contained therein, relating to the Contracts, as such registration statement and Variable Account Prospectus may be amended from time to time; (ii) published reports for the Contracts that are in the public domain and approved by Nationwide for distribution; or (iii) sales literature or other promotional material approved by Nationwide or its affiliates.

            (e) BISYS shall adopt and implement procedures reasonably designed to ensure that information concerning Nationwide and its respective affiliates, that is intended for use only by brokers or agents selling the Contracts (i.e. information that is not intended for distribution to the public)("Broker Only Materials"), is so used, and neither Nationwide nor any of its respective affiliates shall be liable for any losses, damages or expenses relating to the improper use of such Broker Only Materials.

            (f) For purposes of this Section, the phrase "sales literature or other promotional material " includes, but is not limited to: advertisements (such as material published or designed for use in newspapers, magazines, other periodicals, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures or other public media) (i.e., any written communication distributed or made generally available to customers or the public including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature or published articles); educational or training materials or other communications distributed or made generally available to some or all agents or employees; registration statements, prospectuses, statements of additional information, shareholder reports and proxy materials; and any other material constituting sales literature or advertising under the NASD rules, the 1933 Act or the 1940 Act.

17. (a) Nationwide will provide to the Funds and BISYS at least one (1) complete copy of all SEC registration statements, Variable Account Prospectuses, reports, any preliminary and final proxy material, applications for exemptions, requests for no-action letters and all amendments to any of the above, that relate to the Fund or its Shares, contemporaneously with the filing of such documents with the SEC or other regulatory authorities.

            (b) Nationwide will provide to the Funds and BISYS copies of all Variable Account Prospectuses, and copies of all Statements of Additional Information, periodic reports to shareholders and other materials required by law to be sent to Contract owners who have allocated any Contract value to a Fund.

            (c) Nationwide will provide to the Funds and BISYS or their designated agent at least one (1) complete copy of each piece of sales literature or other promotional material in which the Fund or any of its respective affiliates is named, or that refers to the Funds, at least ten (10) Business Days prior to its use, or such shorter period as the parties hereto may from time to time agree upon. No such material shall be used if either the Funds or BISYS or their designated agents reasonably object to such use within ten (10) Business Days after receipt of such material, or such shorter period as the parties hereto may from time to time agree upon.

            (d) Neither Nationwide nor any of its affiliates will give any information or make any representations or statements on behalf of or concerning a Fund, except with the express written permission of the Fund, other than the information or representations contained in: (i) the registration statement, including each Fund Prospectus contained therein, as such registration statement and Fund Prospectus may be amended from time to time; (ii) published reports for the Funds that are in the public domain and approved by the Fund or its designated agent for distribution; or (iii) sales literature or other promotional material approved by the Fund or its affiliates.

            (e) Nationwide shall adopt and implement procedures reasonably designed to ensure that information concerning the Funds and their respective affiliates, that is intended for use only by brokers or agents selling the Contracts (i.e., information that is not intended for distribution to the public) ("Broker Only Materials"), is so used, and neither the Funds nor any of their respective affiliates shall be liable for any losses, damages or expenses relating to the improper use of such Broker Only Materials.

            (f) For purposes of this Section, the phrase "sales literature or other promotional material " includes, but is not limited to: advertisements (such as material published or designed for use in newspapers, magazines, other periodicals, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures or other public media) (i.e., any written communication distributed or made generally available to customers or the public including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature or published articles); educational or training materials or other communications distributed or made generally available to some or all agents or employees; registration statements, prospectuses, statements of additional information, shareholder reports and proxy materials; and any other material constituting sales literature or advertising under the NASD rules, the 1933 Act or the 1940 Act.

18. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of Delaware without respect to its choice of law provisions, and in accordance with the 1940 Act. In the case of any conflict, the 1940 Act shall control.

19. Each party hereby represents and warrants to the other that the persons executing this Agreement on its behalf are duly authorized and empowered to execute and deliver the Agreement and that the Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms. Except as particularly set forth herein, no party assumes any responsibility thereunder, and will not be liable to any of the other parties for any damage, loss of data, delay or any other loss whatsoever caused by events beyond their reasonable control.

20. Nationwide acknowledges that the identity of the Funds', Key's and BISYS's (and their affiliates' and/or subsidiaries') customers and all information maintained about those customers constitute the valuable property of the Funds; Key and BISYS. Nationwide agrees that, should it come into contact or possession of any such information (including, but not limited to, lists or compilations of the identity of such customers), Nationwide shall hold such information or property in confidence and shall not use, disclose or distribute any such information or property except with prior written consent of the Funds; Key or BISYS or as required by law or judicial process.

      The Funds, Key and BISYS acknowledge that the identity of Nationwide's (and its affiliates' and/or subsidiaries') customers and all information maintained about those customers constitute the valuable property of Nationwide. The Funds, Key and BISYS agree that, should they come into contact or possession of any such information (including, but not limited to, lists or compilations of the identity of such customers), they shall hold such information or property in confidence and shall not use, disclose or distribute any such information or property except with Nationwide's prior written consent or as required by law or judicial process.

      This  section  shall  survive  the   expiration  or  termination  of  this
      Agreement.

21. Nothing in this Agreement shall be deemed to create a partnership or joint venture by and among the parties hereto.

22. Except to amend Exhibit A, or as otherwise provided in this Agreement, this Agreement may not be amended or modified except by a written amendment executed by each of the parties.

23. This Agreement may be executed by facsimile signature and it may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

NATIONWIDE LIFE INSURANCE COMPANY
AND NATIONWIDE LIFE AND ANNUITY
INSURANCE COMPANY


/s/ Joseph P. Rath
---------------------------------
By:    Joseph P. Rath
Title: Vice President
       Office of Product and Market  Compliance


KEY ASSET MANAGEMENT INC.


/s/ Kathleen A. Dennis
---------------------------------
By:    Kathleen A. Dennis
Title: Senior Managing Director


BISYS FUND SERVICES LIMITED PARTNERSHIP


/s/ William J. Tomko
---------------------------------
By:    William J. Tomko
Title: Executive Vice President

THE VICTORY VARIABLE INSURANCE FUNDS

/s/ H. David Huber
---------------------------------
By:    H. David Huber
Title: Vice President

                                    EXHIBIT A

This Exhibit corresponds to the Fund Participation Agreement dated June 30,1999.

--------------------------------------------------------------------------------
Variable Accounts of          Corresponding            Corresponding Funds
     Nationwide           Nationwide Contracts
--------------------------------------------------------------------------------
Nationwide Variable      Modified Single         The Victory Variable Insurance
Account - 9              Deferred Premium        Funds
                         Variable Annuity        o  Investment Quality Bond Fund
                         Contracts (The Best of     - Class A
                         America(R) -            o  Diversified Stock Fund -
                         America's Choice)          Class A
                                                 o  Small Company Value Fund -
                                                       Class A
--------------------------------------------------------------------------------